Exhibit 10.20

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS NOTE IS SUBORDINATED TO THE INDEFEASIBLE PRIOR PAYMENT AND SATISFACTION IN FULL IN CASH OF ALL SENIOR INDEBTEDNESS, AS DEFINED IN THAT CERTAIN MASTER AGREEMENT AND SCHEDULE OF SUBORDINATION TERMS OF TRILLER HOLD CO LLC AND TRILLER INC., AS THE SAME MAY BE AMENDED, MODIFIED, RESTATED OR SUPPLEMENTED FROM TIME TO TIME AND THE HOLDER HEREOF AND ALL OF ITS SUCCESSORS AND ASSIGNS SHALL BE BOUND THEREBY.

UNSECURED CONVERTIBLE PROMISSORY NOTE

up to $	, 2023

For value received, Triller Hold Co LLC, a Delaware limited liability company (the “Company”), promises to pay to the undersigned holder or such party’s assigns (the “Holder”) the principal amount equal to the lesser of (x) $  and (y) the amount actually remitted to the Company by the Holder pursuant to (i) this Note, (ii) that certain Subscription Agreement dated April __, 2023 by and between Holder and the Company and (iii) that certain Addendum to Subscription Agreement dated April __, 2023 by and between Holder and the Company, with simple interest on the outstanding principal amount at the rate of 7.5% per annum. Except as otherwise provided in this Note, interest on the outstanding principal shall commence upon the date hereof and shall continue until this Note is paid in full or converted. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. The outstanding principal amount of this Note and all accrued but unpaid interest thereon shall be due and payable upon request of the Holder (as defined herein) on or after the 180-day anniversary of the date set forth above (the “Maturity Date”).

1. BASIC TERMS; REPAYMENT.

(a) Series of Notes. This Unsecured Convertible Promissory Note (this “Note”) is issued as part of a series of notes (collectively, the “Notes”) in a series of multiple closings to certain persons and entities.

(b) Interest. Except as otherwise provided in this Note, interest on the outstanding principal amount shall accrue until the earlier of (x) the payment of the entire unpaid principal balance of this Note or (y) conversion of this Note in accordance with the terms hereof. Except as otherwise provided in this Note, interest shall be payable, at the Company’s option in its sole discretion, (x) in lawful money of the United States of America or (y) in kind, in such number of units of Common Equity (as defined in Section 2(a)) determined by dividing the amount of interest the Company desires to pay in kind by the Conversion Price (as defined in Section 2(b)).

Unsecured Convertible Promissory Note

(c) Payments. All payments of principal shall be in lawful money of the United States of America. Payments shall be applied first to accrued interest and thereafter to principal.

(d) Prepayment. The Company may prepay all or any portion of the outstanding principal owed under this Note without penalty or premium.

2. OPTIONAL CONVERSION.

(a) Conversion Right. Subject to Section 3, at any time while this Note remains outstanding Holder shall be entitled to convert all or any portion of the outstanding principal amount of this Note, together with the unpaid accrued interest on such principal amount, into fully paid, validly issued and non-assessable Class B Common Units of the Company (such class of units, together with such successor shares or units for or into which Common Equity Units of the Company may be exchanged, converted, reclassified or similar, “Common Equity”).

(b) Conversion Rate. The number of units of Common Equity which the Company shall issue in connection with a conversion contemplated by Section 2(a) shall be determined by dividing (x) the Conversion Amount by (y) the Conversion Price. For purposes of this Note:

(i) “Conversion Amount” means the amount of the outstanding principal amount to be converted, together with all unpaid accrued interest thereon.

(ii) “Conversion Price” means an amount equal to eighty percent (80%) of the then-current Fair Market Value of one unit of Common Equity.

(iii) “Fair Market Value” means, as of any determination date, the fair market value of one unit of Common Equity as determined in good faith by the Company’s Board of Directors in consultation with an independent valuation firm acceptable to the Company in its sole discretion.

(iv) “Fully Diluted Basis” means the total number of issued and outstanding units of Common Equity, (i) including units issuable upon the conversion of any outstanding convertible securities as of such determination date, (ii) assuming, in each case to the extent vested and exercisable, the net or “cashless” exercise (as applicable) of all outstanding in-the-money options, warrants, and similar derivative securities containing such feature and the full cash exercise of all in-the-money options, warrants and similar derivative securities lacking such feature, and (iii) excluding all options, warrants, and similar derivative securities which are out-of-the-money or not then vested and exercisable.

Unsecured Convertible Promissory Note

(c) Mechanics of Conversion. To convert any Conversion Amount into Common Equity, Holder shall deliver to the Company this Note, together with a written notice, executed by Holder, in substantially the form attached hereto as Exhibit A (a “Conversion Notice”). Fair Market Value of the Common Equity shall be calculated, and interest on this Note shall cease accruing, as of the date of such Conversion Notice. The Conversion Price with respect to any Conversion Amount shall be determined in accordance with Section 2(b) as of the date of the Company’s receipt of such notice in accordance with Section 6(k). In the event that the principal amount of any Conversion Amount is less than the entire outstanding principal balance of this Note, the Company shall issue a replacement note of like tenor in the initial principal amount of the unconverted principal balance of this Note after giving effect to such conversion.

3. AUTOMATIC CONVERSION.

(a) Qualified Equity Financing or Direct Listing. Subject to Section 3(b), if while this Note remains outstanding the Company consummates (i) a financing transaction for capital raising purposes in which the Company sells equity securities to investors (“Investors”) resulting in gross proceeds to the Company of at least Two Hundred Million Dollars ($200,000,000.00) (provided that no such minimum gross proceeds threshold shall apply in the event of an underwritten initial public offering (“IPO”)) (a “Qualified Equity Financing”) or (ii) a direct listing of the Common Equity on a national securities exchange (a “Direct Listing”), then the outstanding principal amount of this Note and any unpaid accrued interest shall automatically convert into Common Equity concurrently with the closing of such Qualified Equity Financing or immediately prior to the consummation of such Direct Listing at a conversion price equal to eighty percent (80%) of the Issuance Price. For purposes of this Section 3(a), “Issuance Price” means (x) with respect to a Qualified Equity Financing other than an IPO, the price per unit of Common Equity paid by Investors in such Qualified Equity Financing, provided that in the event that the Qualified Equity Financing involves the sale and issuance of securities convertible into Common Equity the Issuance Price shall be an amount equal to the initial conversion price at which such convertible securities are so convertible; (y) with respect to an IPO, the target price set by the underwriters in such IPO; or (z) with respect to a Direct Listing, the reference price applicable to such Direct Listing. For clarity, sales and issuances of equity securities (i) made in reliance on Rule 701 promulgated under the Securities Act, (ii) of options, warrants, and similar purchase rights, or (iii) made in connection with the exercise, conversion or exchange of derivative securities, shall not be deemed included in the definition of “Qualified Equity Financing” or “Direct Listing.”

(b) Change of Control. If the Company consummates a Change of Control (defined below) while this Note remains outstanding, then the outstanding principal amount of this Note and any unpaid accrued interest shall automatically convert into Common Equity, effective as of immediately prior to the consummation of such Change of Control, at a conversion price equal to eighty percent (80%) of: (i) if the Change of Control is structured as a merger, consolidation, reorganization or sale of securities, the value per unit attributable to the Common Equity, or (ii) if the Change of Control is structured as a sale of all or substantially all of the Company’s assets, the value per unit attributable to the Common Equity based on the aggregate consideration paid to the Company less the amount of all obligations of the Company not assumed by the acquirer; provided that when calculating such conversion price, the value per unit attributable to the Common Equity shall be calculated without giving regard to the impact of any convertible debt securities (including the Notes) being converted in such Change of Control. For purposes of this Note, a “Change of Control” means (i) a consolidation or merger of the Company or any subsidiary thereof with or into any other person or entity, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the equity

Unsecured Convertible Promissory Note

securities of the Company immediately prior to such consolidation, merger or reorganization continue to represent a majority of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions to which the Company or a subsidiary of the Company is a party in which a majority of the Company’s voting power is transferred to an unaffiliated third party; or (iii) the sale or transfer of all or substantially all of the Company’s assets. The Company shall give the Holder notice of a Change of Control not less than ten (10) days prior to the anticipated date of consummation of such Change of Control. Any payments made pursuant to this paragraph in connection with a Change of Control shall be subject to any required tax withholdings, and may be made by the Company (or any party to such Change of Control or its agent) following the Change of Control in connection with payment procedures established in connection with such Change of Control.

(c) Interest Accrual. In the event of any automatic conversion of this Note pursuant to this Section 3, all interest on this Note shall be deemed to have ceased accruing as of a date selected by the Company that is up to ten (10) days prior to the consummation of the Change of Control, Qualified Equity Financing or Direct Listing, as applicable.

4. REPRESENTATIONS AND WARRANTIES OF HOLDER. Holder hereby represents and warrants to the Company as of the date hereof as follows:

(a) Purchase for Own Account. Holder is acquiring this Note and the securities to be issued upon conversion hereof (collectively, the “Securities”) solely for Holder’s own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(b) Information and Sophistication. Holder hereby: (A) acknowledges that Holder has received all the information Holder has requested from the Company and Holder considers necessary or appropriate for deciding whether to acquire the Securities, (B) represents that Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given to Holder and (C) further represents that Holder has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risk of this investment.

(c) Ability to Bear Economic Risk. Holder acknowledges that investment in the Securities involves a high degree of risk, and represents that Holder is able, without materially impairing Holder’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of Holder’s investment.

(d) Further Limitations on Disposition. Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the Securities unless and until:

Unsecured Convertible Promissory Note

(i) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) Holder shall have notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144 under the Act, except in unusual circumstances.

(iii) Notwithstanding the provisions of paragraphs (1) and (2) above, no such registration statement or opinion of counsel shall be necessary for a transfer by Holder to a partner (or retired partner) or member (or retired member) of Holder in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Holders hereunder.

(e) Accredited Investor Status. Holder is an “accredited investor” as such term is defined in Rule 501 under the Act.

(f) No “Bad Actor” Disqualification. Holder represents and warrants that neither (A) Holder nor (B) any entity that controls Holder or is under the control of, or under common control with, Holder, is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Act and disclosed in writing in reasonable detail to the Company. Holder represents that Holder has exercised reasonable care to determine the accuracy of the representation made by Holder in this paragraph, and agrees to notify the Company if Holder becomes aware of any fact that makes the representation given by Holder hereunder inaccurate.

(g) Foreign Investors. If Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), Holder hereby represents that he, she or it has satisfied itself as to the full observance of the laws of Holder’s jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Note, including (A) the legal requirements within Holder’s jurisdiction for the purchase of the Securities, (B) any foreign exchange restrictions applicable to such purchase, (C) any governmental or other consents that may need to be obtained, and (D) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Holder’s subscription, payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Holder’s jurisdiction.

(h) Forward-Looking Statements. With respect to any forecasts, projections of results and other forward-looking statements and information provided to Holder, Holder acknowledges that the Company represents to Holder that such statements were prepared based upon assumptions deemed reasonable by the Company at the time of preparation. There is no assurance that such statements will prove accurate, and the Company has no obligation to update such statements.

Unsecured Convertible Promissory Note

5. EVENTS OF DEFAULT.

(a) If there shall be any Event of Default (defined below) hereunder, at the option and upon the declaration of the holders of Notes constituting a majority of the then-outstanding principal and accrued but unpaid interest owed under all Notes (the “Requisite Holders”) and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under subsection (ii) or (iii) below), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(i) The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any unpaid accrued interest or other amounts due under this Note on the date the same becomes due and payable, which failure continues for a period of thirty (30) days;

(ii) The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(iii) An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company).

6. GENERAL PROVISIONS.

(a) Procedure for Conversion. In connection with any conversion of this Note, the Holder shall surrender this Note to the Company and deliver to the Company any documentation reasonably required by the Company (including, in the case of a Qualified Equity Financing, all financing documents executed by the Investors in connection with such Qualified Equity Financing). The Company shall not be required to issue or deliver the Common Equity into which this Note may convert until the Holder has surrendered this Note to the Company and delivered to the Company any such documentation.

(b) No Fractional Shares. In the event that the conversion of all or any part of this Note would entitle Holder to a fractional unit of Common Equity, in lieu of issuing such fraction the Company shall pay Holder an amount in cash obtained by multiplying such fraction by the applicable conversion price.

(c) Further Assurances. Holder agrees and covenants that at any time and from time to time Holder will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Note and to comply with state or federal securities laws or other regulatory approvals.

Unsecured Convertible Promissory Note

(d) Transfers of Notes. Neither this Note nor any of Holder’s rights hereunder may be transferred except with the prior written consent of the Company, which consent may be withheld in the Company’s sole discretion, and in full compliance with applicable laws (including securities laws). Any transfer of this Note authorized pursuant to this Section 6(d) shall be effective only upon surrender of this Note to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

(e) Market Standoff. Holder hereby agrees that Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any securities of the Company held by Holder (other than those included in the registration) during the 180-day period following the effective date of the initial public offering of the Company (or such longer period, not to exceed 34 days after the expiration of the 180-day period, as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2241 or NYSE Member Rule 472 or any successor or similar rule or regulation). Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of the Company’s equity securities, Holder shall provide, within 10 days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Act. The obligations described in this paragraph shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such securities until the end of such period. Holder agrees that any transferee of any of the Securities (or other securities of the Company) held by Holder shall be bound by this paragraph. The underwriters of the Company’s securities are intended third-party beneficiaries of this paragraph and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

(f) Amendment and Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Requisite Holders. Upon the effectuation of such waiver or amendment with the consent of the Requisite Holders in conformance with this paragraph, such amendment or waiver shall be effective as to, and binding against the holders of, all of the Notes and the Company shall promptly give written notice thereof to Holder if Holder has not previously consented to such amendment or waiver in writing, provided that the failure to give such notice shall not affect the validity of such amendment or waiver.

(g) Governing Law. This Note shall be governed by and construed under the laws of the State of Delaware, as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.

Unsecured Convertible Promissory Note

(h) Binding Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Note, except as expressly provided in this Note.

(i) Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(j) Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

(k) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party’s address set forth on the signature page hereto or at such other address(es) as such party may designate by 10 days advance written notice to the other party hereto.

(l) Expenses. The Company and Holder shall each bear their own respective expenses and legal fees incurred with respect to the negotiation, execution, delivery and enforcement of this Note and the transactions contemplated herein.

(m) Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to either party, upon any breach or default of the other party under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a party of any breach or default under this Note, or any waiver by a party of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Note, or by law or otherwise afforded to Holder, shall be cumulative and not alternative. In the event that Holder fails to remit the full principal amount to the Company then the principal amount of this Note shall be automatically reduced to the amount actually received by the Company.

(n) Entire Agreement. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

Unsecured Convertible Promissory Note

(o) Exculpation among Holders. Holder acknowledges that Holder is not relying on any person, firm or corporation, other than the Company and its officers and Board members, in making its investment or decision to invest in the Company.

(p) Senior Indebtedness. The indebtedness evidenced by this Note is subordinated in right of payment to the prior payment in full of any (i) indebtedness of the Company in existence on the date of this Note and (ii) any Senior Indebtedness of the Company, whether in existence on the date of this Note or hereafter incurred. “Senior Indebtedness” shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, all amounts due in connection with (i) indebtedness of the Company to banks or other lending institutions (including venture capital, investment banking or similar institutions and their affiliates), (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor, (iii) any indebtedness of the Company which the Company and the lender mutually agree to designate as Senior Indebtedness and (iv) any indebtedness designated as “Senior Indebtedness” under that certain Master Agreement and Schedule of Subordination Terms, dated as of December 31, 2022 (the “Terms”). Holder acknowledges that it has received a copy of the Terms and agrees to be bound by such Terms as a “Holder” thereunder.

(q) Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6(q) being untrue.

(r) California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

(Signature Pages Follow)

Unsecured Convertible Promissory Note

IN WITNESS WHEREOF, the parties have executed this Convertible Promissory Note as of the date first noted above.

COMPANY
TRILLER HOLD CO LLC

By Mahi de Silva
Its Chief Executive Officer

Signature Page

Unsecured Convertible Promissory Note

IN WITNESS WHEREOF, the parties have executed this Convertible Promissory Note as of the date first noted above.

HOLDER

By

Address:

Email:

Signature Page

Unsecured Convertible Promissory Note

EXHIBIT A

FORM OF CONVERSION NOTICE

Dated:

Triller Hold Co LLC

2121 Avenue of the Stars Ste 2350

Los Angeles, CA 90067

Attn: General Counsel

Re:	The Unsecured Convertible Promissory Note (the “Note”) issued by Triller Hold Co LLC (the “Company”) to (“Holder”) on , 2023 in the original principal amount of $ .

The undersigned hereby elects, as of the date set forth above, to convert the principal amount of the within Note set forth below and all accrued but unpaid interest thereon into Common Equity (as defined in the Note).

Amount of Principal to be Converted: $

Please issue the Common Equity to Holder, or for its benefit, as follows:

Name:
Address:

(If Deposit/Withdrawal at Custodian is available):

DTC Participant:

DTC Number:

Account Number:

Signed,

Name of Registered Holder

By:
Name:
Title:

Tax ID:

Email:

Attachment: Note

Assignemnt Form